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                                                                   EXHIBIT 10.51




                                      RULES

                                       OF
                           THE IMS HEALTH INCORPORATED

                    2001 INLAND REVENUE APPROVED SUB-PLAN FOR

                            UNITED KINGDOM EMPLOYEES






                   Adopted by the Company on: 16 October 2001

               Approved by the Inland Revenue on: 22 October 2001

                     Inland Revenue reference no: X22069/IDA








                             PRICEWATERHOUSECOOPERS
                         HARMAN HOUSE, 1 GEORGE STREET,
                           UXBRIDGE, MIDDLESEX UB8 1QQ

                                TEL: 01895 273333
                                FAX: 01895 274777
                                REF: AM/CAM/5061


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                                    SCHEDULE

                    RULES OF THE IMS HEALTH INCORPORATED 2001
                      INLAND REVENUE APPROVED SUB-PLAN FOR
                            UNITED KINGDOM EMPLOYEES


1.    GENERAL

      This schedule to the IMS Health Incorporated 2000 Stock Incentive Plan ("the Plan") sets out the rules of The IMS Health Incorporated 2001 Inland Revenue Approved Sub-Plan for United Kingdom employees ("the Sub-Plan").

2.    ESTABLISHMENT OF SUB-PLAN

      IMS Health Incorporated ("the Company") has established the Sub-Plan under
      Section 14 of the Plan, which authorises the Company to establish sub-plans to the Plan(1).

3.    PURPOSE OF SUB-PLAN

      The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, certain employees and certain directors in the United Kingdom, on a tax favoured basis, of options to acquire shares in the Company under the Plan.

4.    INLAND REVENUE APPROVAL OF SUB-PLAN

      The Sub-Plan is intended to be approved by the Inland Revenue under
      Schedule 9 to ICTA 1988.

5.    RULES OF SUB-PLAN

      The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this schedule, form the rules of the Sub-Plan. In the event of any conflict between the rules of the Plan and this schedule, the schedule shall prevail.

6.    RELATIONSHIP OF SUB-PLAN TO PLAN

      The Sub-Plan shall form part of the Plan and not a separate and independent plan.

7.    INTERPRETATION

      In the Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:


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      ACQUIRING COMPANY         a company which obtains Control of the Company
                                in the circumstances referred to in rule 26;

      APPROVAL DATE             the date on which the Sub-Plan is approved by
                                the Inland Revenue under Schedule 9 to ICTA
                                1988;

      ASSOCIATED COMPANY        The meaning given to that expression by section
                                187(2) of ICTA 1988;(2)

      CLOSE COMPANY             The meaning given to that expression by
                                section 414 of, and paragraph 8 of Schedule 9
                                to, ICTA 1988;(3)

      CONSORTIUM                the meaning given to that word by section 187(7)
                                of ICTA 1988;(4)

      CONTROL the meaning given to that word by section 840 of ICTA 1988 and "Controlled" shall be construed accordingly;(5)

      DATE OF GRANT             the date on which an Option is granted
                                to an Eligible Employee determined by the Committee or its delegate in accordance with
                                Section 6 of the Plan;

      ELIGIBLE EMPLOYEE         an individual who falls within Section 5 of the
                                Plan and who is an employee of the Company or a company participating in the Sub-Plan as described in rule 8 and who does not have at the Date of Grant of an Option, and has not had during the preceding twelve months, a Material
                                Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company;

      EXPIRATION DATE           the date on which an Option will ordinarily
                                lapse if not exercised;

      ICTA 1988                 the Income and Corporation Taxes Act 1988;

      INLAND REVENUE            the UK Board of Inland Revenue;

      MARKET VALUE              notwithstanding Section 2(k) of the Plan,

                                (a) in the case of an Option granted under the
                                    Sub Plan:


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                                (i)     if at the relevant time the Shares are
                                        listed on the New York Stock Exchange(6) the mean between the highest and lowest reported sale prices of a Share on the New York Stock Exchange as reported on the Composite Tape for the Date of Grant of the Option;

                                (ii)    if paragraph (i) does not apply, the
                                        market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992(7) and agreed in advance with the Inland Revenue Shares Valuation Division on the Date of Grant of the Option or such earlier date or dates (not being more than thirty days before the Date of Grant) as may be agreed with the Inland Revenue;

                             (b)   in the case of an option granted under
                                   any other share option scheme, the market value of an ordinary share in the capital of the Company determined under the rules of such scheme for the purpose of the grant of the option;

      MATERIAL INTEREST         the meaning given to that expression by section
                                187(3) of ICTA 1988;(8)

      NEW OPTION                an option granted by way of exchange under rule
                                26.1;

      NEW SHARES                the shares subject to a New Option referred to
                                in rule 26.1;

      OPTION a subsisting right to acquire Shares granted under the Sub-Plan;

      ORDINARY SHARE CAPITAL    the meaning given to that expression by section
                                832(1) of ICTA 1988;

      PARTICIPANT               an employee who holds an Option or, where the
                                context permits, his legal personal
                                representatives; and

      STOCK OPTION AGREEMENT    a written agreement between the Company and a
                                Participant evidencing the terms and conditions of an individual Option grant.


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                                Each Stock Option Agreement shall be subject to
                                the terms and conditions of the Sub-Plan; and

      SUBSIDIARY                the meaning given to that word in section 736 of
                                the Companies Act 1985.

      In this schedule, unless the context otherwise requires:

            words and expressions not defined above have the same meanings as are given to them in the Plan;

            the rule headings are inserted for ease of reference only and do not affect their interpretation;

            a reference to a rule is a reference to a rule in this schedule;

            the singular includes the plural and vice-versa and the masculine includes the feminine; and

            a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

8.    COMPANIES PARTICIPATING IN SUB-PLAN

      The companies participating in the Sub-Plan shall be the Company and any company Controlled by the Company which has been nominated by the Company to participate in the Sub-Plan.

9.    SHARES USED IN SUB-PLAN

      The Shares shall form part of the Ordinary Share Capital of the Company and shall at all times comply with the requirements of paragraphs 10 to 14 of Schedule 9 to ICTA 1988. (9)

10.   GRANT OF OPTIONS

      An Option shall be granted under and subject to the rules of the Plan as modified by this schedule.

11.   IDENTIFICATION OF OPTIONS

      A Stock Option Agreement issued in respect of an Option shall expressly state that it is issued in respect of an Option. An option which is not so identified shall not constitute an Option.


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12.   CONTENTS OF STOCK OPTION AGREEMENT

      A Stock Option Agreement issued in respect of an Option shall be issued to the Participant as soon as practicable after the Date of Grant and shall state:

            that it is issued in respect of an Option;

            the Date of Grant of the Option;

            the number of Shares subject to the Option;

            the Option Price under the Option;

            the Expiration Date of an Option;

            any performance target or other condition imposed on the exercise of the Option;

            the date(s) on which the Option will ordinarily become exercisable; and

            the date(s) on which the Option will become exercisable in the event of a Change in Control under Section 9(b)(i) of the Plan.

13.   EARLIEST DATE FOR GRANT OF OPTIONS

      An Option may not be granted earlier than the Approval Date.

14.   PERSONS TO WHOM OPTIONS MAY BE GRANTED

      An Option may not be granted to an individual who is not an Eligible Employee at the Date of Grant.

15.   OPTIONS NON TRANSFERABLE

      Notwithstanding Section 12 of the Plan, an Option shall be personal to the Eligible Employee to whom it is granted and, subject to rule 25, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate the Option.

16.   LIMIT ON NUMBER OF SHARES PLACED UNDER OPTION UNDER SUB-PLAN

      For the avoidance of doubt, Shares placed under Option under the Sub-Plan shall be taken into account for the purpose of Section 3 of the Plan.

17.   INLAND REVENUE LIMIT ((POUND)30,000)

      An Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the shares subject to all outstanding options granted to him under the Sub-Plan or any other share option scheme established by the Company or an Associated Company and


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      approved by the Inland Revenue under Schedule 9 to ICTA 1988 (other than a savings related share option scheme) would exceed sterling (pound)30,000 or such other limit as may from time to time be specified in paragraph 28 of Schedule 9 to ICTA 1988.(10) For this purpose, the United Kingdom sterling equivalent of the Market Value of a share on any day shall be determined by taking the spot sterling/US dollar exchange rate for that day as shown in the Financial Times. If the grant of an Option would otherwise cause the limit in this rule 17 to be exceeded, it shall take effect as the grant of an Option under the Sub-Plan over the highest number of Shares which does not cause the limit to be exceeded.

18.   OPTION PRICE UNDER OPTIONS

      Notwithstanding Section 6(a) of the Plan, the amount payable per Share on the exercise of an Option shall not be less than the Market Value of a Share on the Date of Grant and shall be stated on the Date of Grant.

19.   PERFORMANCE TARGET OR OTHER CONDITION IMPOSED ON EXERCISE OF AN OPTION

      Any performance target or other condition imposed on the exercise of an Option under Section 6(b) of the Plan shall be:

      19.1  objective;

      19.2 such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and

      19.3  stated on the Date of Grant.

      If an event occurs as a result of which the Plan Administrator considers that a performance target or other condition imposed on the exercise of an Option is no longer appropriate and substitutes, varies or waives under Sections 9(a) or 13(b) of the Plan the performance target or condition, such substitution, variation or waiver shall:

      19.4  be reasonable in the circumstances; and

      19.5 produce a fairer measure of performance and be neither materially more nor less difficult to satisfy.

20.   EXERCISE OF OPTIONS BY LEAVERS

20.1 Notwithstanding Section 6(e) of the Plan, if a Participant ceases to be employed by the Company and its Subsidiaries before the Expiration Date of his Option by reason of Disability, he shall be entitled to exercise his Options in full at any time during the period ending on the earlier of:

      20.1.1 five years after the date of Disability or

      20.1.2 the Expiration Date of the Option

      and thereafter his Options, to the extent unexercised, shall lapse.


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20.2  Notwithstanding Section 6(f) of the Plan, if a Participant ceases to be employed by the Company and its Subsidiaries before the Expiration Date of the Option by reason of Retirement, he shall be entitled to exercise his Options to the extent exercisable (unvested Options will be forfeited) at the time of such Retirement at any time during the period ending on the earlier of:

      20.2.2 the Expiration Date of the Option, or
      20.2.3 the later of:

         20.2.3.1  five years after the date of Retirement; and
         20.2.3.2  12 months from the date of his death

      and thereafter his Options, to the extent unexercised, shall lapse.

20.3 Notwithstanding Section 6(g) of the Plan, if a Participant ceases to be employed by the Company and its Subsidiaries for any reason other than those referred to in rules 20.1, 20.2 and 25, or by reason of his injury or redundancy the Committee may, at its discretion, allow him to exercise his Options to the extent exercisable at the time his employment ceases at any time during the period ending 90 days after the date of cessation of his employment. If not exercised, his Options shall immediately lapse.

21.   LATEST DATE FOR EXERCISE OF OPTIONS

      Subject to rule 25, an Option may not be exercised more than ten years after the Date of Grant and to the extent not so exercised by that time the Option shall lapse immediately.

22.   MATERIAL INTEREST

      An Option may not be exercised if the Participant then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

23.   MANNER OF PAYMENT FOR SHARES ON EXERCISE OF OPTIONS

      The amount due on the exercise of an Option shall be paid in cash or by cheque or banker's draft and may be paid out of funds provided to the Participant on loan by a bank, broker or other person. Notwithstanding Sections 6(c)(ii) and 6(c)(iii) of the Plan, the amount may not be paid by the transfer to the Company of Shares or any other shares or securities. The date of exercise of an Option shall be the date on which the Company receives the amount due on the exercise of the Option.


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24.   ISSUE OR TRANSFER OF SHARES ON EXERCISE OF OPTIONS

24.1 Notwithstanding Sections 6(c) and 17 of the Plan and subject only to compliance by the Participant with the rules of the Sub-Plan and to any delay necessary to complete or obtain:

      24.1.1 the listing of the Shares on any stock exchange on which Shares are then listed; and

      24.1.2 such registration or other qualification of the Shares under any applicable law, rule or regulation as the Company determines is necessary or desirable the Company shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of an Option, issue or transfer to the Participant, or procure the issue or transfer to the Participant of, the number of Shares specified in the notice of exercise and shall deliver to the Participant, or procure the delivery to the Participant of, a Share Certificate in respect of such Shares or shall procure the electronic transfer of such shares to an account of the Participant.

24.2 The exercise shall be considered only conditional, until the Participant has made provision for the payment or withholding of any taxes required to be withheld in accordance with the applicable law of any foreign jurisdiction in respect of the exercise of the Option or the receipt of the Shares.

25.   DEATH OF PARTICIPANT

      Notwithstanding Section 6(e) of the Plan and rule 20, if a Participant dies before the Expiration Date of the Option, his personal representatives shall be entitled to exercise his Options in full at any time during the twelve month period following his death even if the Option would have otherwise expired. If not so exercised, the Options shall lapse immediately.

26.   CHANGE IN CONTROL OF COMPANY

26.1  EXCHANGE OF OPTIONS

      If a company ("Acquiring Company") obtains Control of the Company as a result of making:

      26.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

      26.1.2 a general offer to acquire all the shares in the Company of the same class as the Shares a Participant may, at any time during the period set out in rule 26.2, by agreement with the Acquiring Company, release his Option in whole or in part


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      in consideration of the grant to him of a new option ("New Option") which is equivalent to the Option but which relates to shares ("New Shares") in:

      26.1.3   the Acquiring Company;

      26.1.4   a company which has Control of the Acquiring Company; or

      26.1.5 a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

26.2  PERIOD ALLOWED FOR EXCHANGE OF OPTIONS

      The period referred to in rule 26.1 is the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

26.3  MEANING OF "EQUIVALENT"

      The New Option shall not be regarded for the purpose of this rule 26 as equivalent to the Option unless:

      26.3.1   the New Shares satisfy the conditions in paragraphs 10 to 14 of
               Schedule 9 to ICTA 1988; and

      26.3.2 save for any performance target or other condition imposed on the exercise of the Option, the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Sub-Plan as it had effect immediately before the release of the Option; and

      26.3.3 the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

       26.3.4 the total amount payable by the Participant for the acquisition of the New Shares under the New Option is equal to the total amount that would have been payable by the Participant for the acquisition of the Shares under the Option.

26.4  DATE OF GRANT OF NEW OPTION

      The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.


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26.5  APPLICATION OF SUB-PLAN TO NEW OPTION

      In the application of the Sub-Plan to the New Option, where appropriate, references to "Company" and "Shares" shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively, save that in the definition of "Committee" the reference to "Board" shall be read as if it were a reference to the Board of IMS Health Incorporated.

26.6  DISAPPLICATION OF SECTION 9 OF THE PLAN

      References in Section 9(b)(iii) of the Plan to substitution of Options with comparable awards, shall be disapplied for the purposes of the Sub-Plan to the extent that such substitution does not satisfy the requirements of Paragraph 15 of Schedule 9 to ICTA 1988.

      If an exchange of Options in accordance with this rule 26 is not possible, and a substitution under Section 9(b) of the Plan does not satisfy the requirements of paragraph 15 of Schedule 9 to ICTA 1988, the Option shall lapse on the termination of the corporate existence of the Company in connection with the Control transaction.

27.   RIGHTS ATTACHING TO SHARES ISSUED ON EXERCISE OF OPTIONS

      Notwithstanding Section 6(d) of the Plan, all Shares issued on the exercise of an Option shall, as to any voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the shares of the same class in issue at the date of such exercise save as regards any rights attaching to such shares by reference to a record date prior to the date of such exercise.

28.   AMENDMENT OF SUB-PLAN

      Notwithstanding Sections 4(a) and 13(a) of the Plan, no amendment of the Sub-Plan, whether taking the form of an amendment of the Plan or this schedule, shall take effect until it has been approved by the Inland Revenue.

29.   ADJUSTMENT OF OPTIONS

      Notwithstanding Sections 4(c), 9(a) and 13(b) of the Plan, any adjustment of an Option:

      29.1 shall not be made unless the adjustment is permitted pursuant to paragraph 29(7) of Schedule 9 to ICTA 1988; and

      29.2 shall not take effect until it has been approved by the Inland
      Revenue.

30.   EXERCISE OF DISCRETION BY COMMITTEE

      In exercising any discretion which it may have under the Sub-Plan, the Committee shall act fairly and reasonably.


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31.   DISAPPLICATION OF CERTAIN PROVISIONS OF PLAN

      The provisions of the Plan dealing with:

            Stock Appreciation Rights;

            LSARs; and/or

            Other Stock-Based Awards

      shall not form part of, and no such rights may be granted under, the Sub-Plan.

      The following sections of the Plan shall be disapplied for the purposes of the Sub-Plan:

            the words "with the exception of certain non-US  jurisdictions"  in
            Section 6(b);

            the sentence in Section 6(c) "Unless otherwise provided by the Committee, the participant may elect, subject to such terms and conditions as the Committee shall determine, to have the number of Shares deliverable to the Participant as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state or other taxes as a result of the exercise of the Option.";

            Section 6(d);

            Sections 9(a)(iii) and 9(b)(ii) relating to the payment of cash on cancellation of Options; and

            Sections 16(a) and 16(b) relating to the payment of taxes in Shares or by the withholding of Shares that would have otherwise been received by the Participant.

--------
(1) The Company is the "grantor" as defined in paragraph 1 of Schedule 9 to ICTA 1988 because it has established the Sub-Plan. In most cases, it will also be the Company which grants options under the Sub-Plan, although this is not a requirement of UK tax legislation.

(2) A company is treated as another's "associated company" at a given time if, at that time or at any other time within one year previously, one of the two has control of the other, or both are under the control of the same person or persons. A person is taken to have control of a company if he exercises, or is able to exercise or is entitled to acquire, direct or indirect control over the Company's affairs and, in particular, if he possesses or is entitled to acquire the greater part of the Company's issued share capital or the voting power in the company. UK tax legislation contains two definitions of control: the definition of control here is different from that in paragraph 5 below.

(3) A close company is a company which is under the control (as defined in paragraph 5 below) of five or fewer participators (eg shareholders) or of any number of participators who are directors. There are attributed to a participator all the rights and powers (eg shares, voting power) of, inter alia, a company which he controls or of an "associate" (eg relative) of his. Ordinarily, a company is excluded from being a close company if it is non UK resident or 35% of the voting power in the company is held by



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the public and its shares have been listed, and the subject of dealings, on a recognised stock exchange within the preceding 12 months. However, for the purpose of the material interest test (see paragraph 8 below), this exclusion does not apply with the result that the normal definition of a "close company" is extended.

(4) A company is a member of a consortium owning another company if it is one of a number of companies which between them beneficially own not less than three-quarters of the other company's ordinary share capital and each of which beneficially owns not less than one-twentieth of that capital.

(5) Control means the power of a person to secure:

(a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person.

(6) The expression "recognised stock exchange" is defined in section 841 of ICTA 1988. "Recognised stock exchange" means the London Stock Exchange Limited and any stock exchange outside the UK which has been designated by the Inland Revenue as a recognised stock exchange. This includes, inter alia, the New York Stock Exchange, NASDAQ and any exchange registered with the US Securities and Exchange Commission as a national securities exchange. However, clearance is required from the Shares Valuation Division before the NASDAQ price may be used to determine the market price of a NASDAQ listed share.

(7) Market value in this context means the price which the shares used in the scheme might reasonably be expected to fetch on a sale in the open market (section 272 Taxation of Chargeable Gains Act 1992 ("TCGA 1992"). In making this determination, it is assumed that there is available to any prospective purchaser of the shares all the information which a prudent prospective purchaser of the shares might reasonably require if he were proposing to purchase the shares from a willing vendor by private treaty and at arm's length.

(8) A person has a material interest in a company if he, either on his own or with one or more associates, or if any associate of his with or without such other associates:

(a) is the beneficial owner of, or able, directly or through the medium of other companies, or by any other indirect means to control, more than 10 per cent of the ordinary share capital of the company; or

(b) where the company is a close company, possesses, or is entitled to acquire, such rights as would, in the event of the winding-up of the company or in any other circumstances, give an entitlement to receive more than 10 per cent of the assets which would then be available for distribution among the participators.

(9) The shares used in the scheme must be:

(a)   ordinary shares;

(b)   fully paid up;

(c)   not redeemable; and

(d) save for certain limited exceptions, not subject to any restrictions which do not apply to all shares of the same class.


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The shares used in the scheme must be:

(a)   of a class listed on a recognised stock exchange; or

(b)   shares in a company which is not under the control of another company; or

(c) shares in a company which is under the control of another company (other than a company which is, or would if resident in the UK be, a close company) whose shares are listed on a recognised stock exchange.

The shares used in the scheme form part of the ordinary share capital of:

(a)   the grantor (ie the company which has established the scheme); or

(b)   a company which has control of the grantor; or

(c) a company which either is, or has control of, a company which is a member of a consortium owning either the grantor or a company having control of the grantor.

Where the company whose shares are to be used in a scheme has more than one class of ordinary share, the majority of the issued shares of the same class as those which are to be used must be either employee control shares (see below) or:

(a) must not be held by persons (including trustees holding shares on behalf of such persons) who acquired their shares in pursuance of a right conferred on them or opportunity offered to them as directors or employees of any company, and not in pursuance of an offer to the public; and

(b) if the shares are not listed on a recognised stock exchange and the company is under the control of another company whose shares are so listed, must not be held by companies which have control of the company whose shares are in question or of which that company is an associated company.

Shares are employee control shares if:

(a) the persons holding them are, by virtue of their holding of shares of that class, together able to control the company; and

(b) those persons are, or have been, employees or directors of the company or of another company which is under the control of the company.

(10) UK tax legislation imposes a limit (currently (pound)30,000) on the "value" of the outstanding options which may be held by an individual participant in an Inland Revenue approved executive share option scheme. The (pound)30,000 limit is calculated by reference to the market value of the shares at the date of grant of the relevant option and is not recalculated for any changes in the share value during the life of the option. When an option is exercised, the shares in respect of which the option is exercised drop out of the account for the purpose of the (pound)30,000 limit, this creating scope for the grant of an option over further shares to the same individual.



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